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      As filed with the Securities and Exchange Commission on July 1, 1999
                                                                File No. 1-10239

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             -----------------------

                         PLUM CREEK TIMBER COMPANY, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                  91-1912863
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

        999 THIRD STREET                                   98104-4096
           SUITE 2300                                       (Zip Code)
      SEATTLE, WASHINGTON
(Address of principal executive offices)

                             -----------------------


If this form relates to the registration of a class of                If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act and          securities pursuant to Section 12(g) of the Exchange Act and
is effective pursuant to General Instruction                          is effective pursuant to General Instruction
A.(c),  please check the following box. [X]                           A.(d),check the following box. [ ]

Securities Act registration statement file number to which this form relates:           333-71371
                                                                                     (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered

COMMON STOCK, $.01 PAR VALUE PER SHARE               NEW YORK STOCK EXCHANGE
                                                              AND
                                                        PACIFIC EXCHANGE

Securities to be registered pursuant to section 12(g) of the act:   None





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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        This Registration Statement on Form 8-A is being filed by Plum Creek Timber Company, Inc. (the successor registrant to Plum Creek Timber Company, L.P. pursuant to Rule 12g-3 of the Securities Exchange Act of 1934, as amended) solely for the purpose of providing for the listing of the common stock, par value $.01 per share, of the Registrant on the Pacific Exchange. The listing of the common stock on the New York Stock Exchange continues by virtue of the Registrant's Registration Statement on Form 8-A, filed on April 26, 1989, as amended.

        The description of the Registrant's common stock is incorporated by reference from the description thereof set forth under the heading "Description of Capital Stock" in the Prospectus contained in the Registrant's Registration Statement on Form S-4, as amended, filed with the Securities and Exchange Commission (Registration No. 333-71371) dated January 28, 1999.


ITEM 2. EXHIBITS.

        The following exhibits are filed herewith and made a part hereof:

EXHIBIT
NUMBER                         DESCRIPTION
------                         -----------
3.1           Certificate of Incorporation of Plum Creek Timber Company, Inc.*

3.2           Amended and Restated By-laws of Plum Creek Timber Company, Inc.*

4.3           Specimen Common Stock Certificate of Plum Creek Timber Company, Inc.*



* Incorporated by reference to the Registration Statement on Form S-4, as amended, of Plum Creek Timber Company, Inc., filed with the Securities and Exchange Commission (Registration No. 333-71371) on January 28, 1999.



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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            PLUM CREEK TIMBER COMPANY, INC.


Date: July 1, 1999                          By: /s/ James A. Kraft
                                               ---------------------------------
                                               James A. Kraft, Vice President,
                                               General Counsel and Secretary



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